Exhibit 32.2


                    Certification Pursuant to Section 906
                      of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of Jeffersonville Bancorp (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a) The quarterly report on Form 10-Q of the Company for the period ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                       /s/ Charles E. Burnett
                                       ----------------------
                                       Charles E. Burnett
                                       Treasurer and Chief Financial Officer
                                       August 12, 2005


A signed original of this written statement required by Section 906 has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.